Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Squarespace, Inc. on Form S-8 of our report dated February 26, 2021, with respect to our audit of the financial statements of Tock, Inc. as of December 31, 2020 and for the year then ended which report appears in Squarespace, Inc.’s Registration Statement on Amendment No. 2 to Form S-1 (File No. 333-255284).

/s/ Marcum LLP

Marcum LLP

Chicago, IL

May 10, 2021